Exhibit 99

Humana Reports Second Quarter 2010 Financial Results

  2Q10 EPS of $2.00 included asset impairment expenses and favorable prior-period reserve development
  Improved operating earnings year over year in both business segments
  YTD cash flow from operations of $1.1 billion
  June 2010 parent company cash and investments of $1.0 billion

LOUISVILLE, Ky.--(BUSINESS WIRE)--August 2, 2010--Humana Inc. (NYSE: HUM) today reported diluted earnings per common share (EPS) for the quarter ended June 30, 2010 (2Q10) of $2.00, above management’s guidance of $1.65 to $1.70. The 2Q10 results compared to EPS of $1.67 for the quarter ended June 30, 2009 (2Q09). For the six months ended June 30, 2010 (1H10) the company reported $3.52 in EPS compared to $2.89 for the six months ended June 30, 2009 (1H09).

The company raised its EPS guidance for the year ending December 31, 2010 (FY10E) to a range of $5.65 to $5.75 from its previous range of $5.55 to $5.65 as a result of its 2Q10 performance and its revised forecast for the second half of 2010.

“We are pleased with this quarter's performance as it is the result of strength in both our Commercial and Government segments,” said Michael B. McCallister, Humana’s president and chief executive officer. “It is clear our value proposition for seniors in Medicare continues to be well received across the country.”

The company has included certain non-GAAP(a) financial measures for 2Q10 and 1H10 throughout this earnings press release. Consolidated non-GAAP(a) pretax income and EPS were as follows:

Consolidated Results of Operations ($ in millions except EPS)	2Q10 Pretax Income	2Q10 EPS	1H10 Pretax Income	1H10 EPS
GAAP	$535.9	$2.00	$952.8	$3.52
Write-down of certain deferred acquisition costs, or DAC (b)	147.5	0.55	147.5	0.55
Higher-than-expected favorable prior-year medical claims reserve development (c)	(37.5)	(0.14)	(137.5)	(0.51)
Higher-than-expected favorable first quarter 2010 (1Q10) medical claims reserve development (c)	(79.5)	(0.30)	-0-	-0-
Non-GAAP (a)	$566.4	$2.11	$962.8	$3.56

Consolidated Highlights

Revenues – 2Q10 consolidated revenues rose 10 percent to $8.65 billion from $7.90 billion in 2Q09, with total premium and administrative services fees also up 10 percent compared to the prior year’s quarter. The year-over-year increase in premiums and administrative services fees primarily reflects an 18 percent increase in average membership for the company’s Medicare Advantage plans and continued pricing discipline across all of the company’s lines of business, partially offset by lower average stand-alone Prescription Drug Plan (PDP) and commercial fully-insured group medical membership.

1H10 consolidated revenues rose 9 percent to $17.09 billion from $15.61 billion in 1H09 with total premium and administrative services fees also up 9 percent compared to the prior year’s period, also driven primarily by the same factors as the second quarter year-over-year increase.

Benefit expenses – The impact of GAAP to non-GAAP(a) reconciliation items on the consolidated benefit ratio (benefit expenses as a percent of premium revenues) is detailed in the following table:

Consolidated Benefit Ratio	2Q10	1H10
GAAP	81.9%	82.6%
Higher-than-expected favorable prior-year medical claims reserve development (c)	0.4%	0.9%
Higher-than-expected favorable 1Q10 medical claims reserve development (c)	1.0%	-0-
Non-GAAP (a)	83.3%	83.5%

The 2Q10 consolidated benefit ratio of 81.9 percent compares to 83.3 percent in 2Q09. On a non-GAAP(a) basis the 2Q10 consolidated benefit ratio of 83.3 percent was unchanged versus the 2Q09 consolidated benefit ratio. The non-GAAP(a) consolidated benefit ratio for 2Q10 reflected the combined impact of a 120 basis point increase in the non-GAAP(a) benefit ratio for the Government Segment and a 520 basis point improvement in the non-GAAP(a) benefit ratio for the Commercial Segment. The drivers of these changes are detailed in the segment discussions below.

The consolidated benefits ratio for 1H10 of 82.6 percent was 100 basis points lower than the 1H09 consolidated benefits ratio of 83.6 percent. On a non-GAAP(a) basis the 1H10 consolidated benefits ratio of 83.5 percent improved 10 basis points from 83.6 percent for 1H09, the combined impact of a 50 basis point increase in the non-GAAP(a) benefit ratio for the Government Segment and a 320 basis point improvement in the non-GAAP(a) benefit ratio for the Commercial Segment. These non-GAAP(a) changes were primarily driven by the same factors impacting the second quarter year-over-year comparisons.

Selling, general, & administrative (SG&A) expenses – The impact of GAAP to non-GAAP(a) reconciliation items on the consolidated SG&A expense ratio (SG&A expenses as a percent of premiums, administrative services fees and other revenue) is detailed in the following table:

Consolidated SG&A expense ratio	2Q10	1H10
GAAP	13.6%	13.5%
Write-down of certain DAC (b)	(1.8%)	(0.9%)
Non-GAAP (a)	11.8%	12.6%

The 2Q10 consolidated SG&A expense ratio of 13.6 percent increased 80 basis points compared to the 2Q09 ratio of 12.8 percent. On a non-GAAP(a) basis the consolidated SG&A expense ratio of 11.8 percent improved 100 basis points versus the 2Q09 ratio of 12.8 percent reflecting both scale efficiencies associated with higher average Medicare Advantage membership and the company’s continued focus on administrative cost reductions.

The SG&A expense ratio for 1H10 of 13.5 percent also increased 10 basis points from that for 1H09 of 13.4 percent. On a non-GAAP(a) basis the consolidated SG&A expense ratio for 1H10 of 12.6 percent improved 80 basis points from 13.4 percent for 1H09 primarily reflecting the same factors impacting the second quarter year-over-year comparison.

Government Segment Results

The impact of GAAP to non-GAAP(a) reconciliation items on Government Segment financial measures is detailed in the following table:

Government Segment ($ in millions except EPS)	2Q10 Pretax Income	1H10 Pretax Income	2Q10 Benefit Ratio
GAAP	$528.4	$807.6	84.1%
Higher-than-expected favorable prior-year medical claims reserve development (c)	(24.8)	(110.7)	0.4
Higher-than-expected favorable 1Q10 medical claims reserve development (c)	(52.4)	-0-	0.8
Non-GAAP (a)	$451.2	$696.9	85.3%

Pretax results:

  On a non-GAAP(a) basis, Government Segment pretax income increased to $451.2 million in 2Q10 from $404.7 million in 2Q09 primarily due to higher average Medicare Advantage membership year-over-year and a lower SG&A expense ratio. The lower SG&A expense ratio resulted from economies of scale from higher average membership and a continued focus on administrative cost reductions.
  For 1H10, non-GAAP(a) pretax earnings for the Government Segment of $696.9 million increased by $126.1 million versus 1H09 pretax earnings for the segment of $570.8 million, primarily reflecting the same factors as those affecting the quarterly year-over-year comparisons.

Enrollment:

  Medicare Advantage membership grew to 1,761,100 at June 30, 2010, an increase of 261,300 members, or 17 percent, from June 30, 2009, and up 252,600, or 17 percent, during 1H10.
  As of June 30, 2010, 72 percent of fully-insured Medicare Advantage members were in network-based products, unchanged from the March 31, 2010 percentage and 9 percent higher than the 63 percent of such membership in networked Medicare Advantage options at December 31, 2009.
  Membership in the company’s stand-alone PDPs totaled 1,793,400 at June 30, 2010 compared to 1,992,000 at June 30, 2009 and 1,927,900 at December 31, 2009. The 2010 year-to-date decline primarily resulted from the company’s continued competitive positioning as it realigned stand-alone PDP premium and benefit designs to correspond with its pharmacy claims experience.
  Military services membership at June 30, 2010 of 3,030,700 was up approximately 1 percent from 3,008,300 at June 30, 2009 and essentially unchanged from 3,034,400 at December 31, 2009.

Premiums and administrative services fees:

  Medicare Advantage premiums and administrative service fees of $4.89 billion in 2Q10 increased 18 percent compared to $4.15 billion in 2Q09, primarily due to an 18 percent increase in average Medicare Advantage membership year over year.
  Medicare stand-alone PDP premiums of $700.2 million in 2Q10 increased 10 percent compared to $638.8 million in 2Q09, reflecting an 18 percent increase in premiums per member per month, partially offset by a 7 percent decline in average membership year over year.
  Military services premiums and administrative services fees during 2Q10 decreased $38.7 million to $907.9 million compared to $946.6 million in 2Q09.

Benefit Expenses:

  On a non-GAAP(a) basis the Government Segment benefit ratio of 85.3 percent increased 120 basis points versus the 2Q09 ratio of 84.1 percent primarily due to an increase in Medicare Advantage group business (which generally carries a higher benefit ratio than the company’s individual Medicare Advantage business).

SG&A Expenses:

  The Government Segment’s SG&A expense ratio decreased 110 basis points to 8.2 percent in 2Q10 compared to 9.3 percent in the prior year’s quarter driven primarily by increased scale efficiencies from higher average medical membership in the company’s Medicare Advantage plans and the company’s continued focus on administrative cost reductions.

Commercial Segment Results

The impact of GAAP to non-GAAP(a) reconciliation items on Commercial Segment financial measures is detailed in the following table:

Commercial Segment ($ in millions except EPS)	2Q10 Pretax Income	1H10 Pretax Income	2Q10 Benefit Ratio	2Q10 SG&A Expense Ratio
GAAP	$7.5	$145.2	73.4%	32.2%
Write-down of certain DAC (b)	147.5	147.5	n/a	(7.8)
Higher-than-expected favorable prior-year medical claims reserve development (c)	(12.7)	(26.8)	0.7	n/a
Higher-than-expected favorable 1Q10 medical claims reserve development (c)	(27.1)	-0-	1.5	n/a
Non-GAAP (a)	$115.2	$265.9	75.6%	24.4%

Pretax results:

  On a non-GAAP(a) basis, Commercial Segment pretax income increased to $115.2 million in 2Q10 compared to $35.3 million in 2Q09 due to pricing discipline, lower levels of health care services utilization and the company’s continued focus on administrative cost reductions.
  For 1H10, non-GAAP(a) pretax income for the Commercial Segment of $265.9 million compared to earnings of $162.9 million for 1H09 primarily reflecting the same factors as those affecting the quarterly year-over-year comparisons.

Enrollment:

  Commercial Segment medical membership at June 30, 2010 of 3,285,100 was down 162,800 from June 30, 2009 and down 125,700 year-to-date 2010. The year-over-year declines during both 2Q10 and 1H10 primarily reflected continued pricing discipline across the company’s fully-insured medical lines of business.
  Membership in Commercial Segment specialty products(d) of 7,297,000 at June 30, 2010 increased 11 percent from 6,585,800 at June 30, 2009 and up 3 percent from 7,109,900 at December 31, 2009.

Premiums and administrative services fees:

  Premiums and administrative services fees for the Commercial Segment decreased 2 percent to $1.84 billion in 2Q10 compared to $1.87 billion in the prior year’s quarter, reflecting lower average medical membership partially offset by continued pricing discipline.
  Commercial Segment medical premiums for fully-insured group accounts increased approximately 8 percent on a per-member basis during 2Q10 compared to 2Q09.

Benefit Expenses:

  The Commercial Segment non-GAAP(a) benefit ratio for 2Q10 of 75.6 percent was 520 basis points lower than the 2Q09 benefit ratio of 80.8 percent, primarily due to lower levels of health care services utilization year over year and continued pricing discipline.

SG&A Expenses:

  The Commercial Segment non-GAAP(a) SG&A expense ratio of 24.4 percent for 2Q10 compares to 23.5 percent in 2Q09 as increases in the company’s specialty, ancillary and individual medical businesses (that carry a higher administrative expense load as a percent of revenues) were partially offset by the company’s continued focus on administrative cost reductions.

Balance Sheet

  At June 30, 2010, the company had cash, cash equivalents, and investment securities of $10.29 billion, a 4 percent increase from $9.91 billion at March 31, 2010.
  Parent company cash and investments of $1.00 billion at June 30, 2010 increased $271.8 million from $729.8 million at March 31, 2010 as dividends from subsidiaries were partially offset primarily by federal income tax and interest payments as well as share repurchases during 2Q10.
  Debt-to-total capitalization at June 30, 2010 was 20.5 percent, down 110 basis points from March 31, 2010 due primarily to the increase in capitalization associated with increased net income during 2Q10.

Cash Flows from Operations

Cash flows provided by operations for 2Q10 of $325.3 million compared to cash flows provided by operations of $161.9 million in 2Q09 with the year-over-year increase primarily due to higher net income year over year.

Share Repurchase Program

In December 2009, the company’s Board of Directors renewed its authorization for the use of up to $250 million for the repurchase of Humana common shares. During 2Q10, the company repurchased 1,025,000 of its outstanding shares at an average price per share of $48.76. As of August 1, 2010, the company had approximately $200 million remaining on the December 2009 authorization, which is effective until December 31, 2011.

Footnotes

(a)	The Company has included certain financial measures that are not in accordance with Generally Accepted Accounting Principles (GAAP) in its summary of financial results within this earnings press release. The company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to both management and its investors in analyzing the company's ongoing business and operating performance. Internally, management uses these non-GAAP financial measures as indicators of business performance, as well as for operational planning and decision making purposes. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
(b)	During 2Q10, the company recognized an impairment of deferred acquisition cost (DAC) assets associated with its Individual Major Medical line of business of $147.5 million. These deferred acquisition costs included amounts related to commissions, underwriting and other policy issuance costs. Given impending changes to this business associated with health insurance reform, a substantial portion of the DAC was not recoverable from future income.
(c)	Actuarial standards require the use of assumptions based on moderately adverse experience, which generally results in favorable reserve development, or reserves that are considered redundant. When the Company recognizes a release of the redundancy, we disclose the amount that is not in the ordinary course of business.
(d)	The Commercial Segment provides a full range of insured specialty products including dental, vision and other supplemental products. Members included in these products may not be unique to each product since members have the ability to enroll in multiple products. Other supplemental benefits include life, disability, and fixed benefit products including cancer and critical illness policies.

Conference Call & Virtual Slide Presentation

Humana will host a conference call, as well as a virtual slide presentation, at 9:00 a.m. eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings. A live virtual presentation (audio with slides) may be accessed via Humana’s Investor Relations page at www.humana.com. The company suggests web participants sign on approximately 15 minutes in advance of the call. The company also suggests web participants visit the site well in advance of the call to run a system test and to download any free software needed to view the presentation.

All parties interested in the audio-only portion of the conference call are invited to dial 888-625-7430. No password is required. The company suggests participants dial in approximately ten minutes in advance of the call. For those unable to participate in the live event, the virtual presentation archive may be accessed via the Historical Webcasts & Presentations section of the Investor Relations page at www.humana.com.

Cautionary Statement

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

  Recently enacted health insurance reform, including The Patient Protection and Affordable Care Act and The Health Care and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, increasing the company's medical and administrative costs by, among other things, requiring a minimum benefit ratio, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible federal premium tax; financial position, including the company's ability to maintain the value of its goodwill; and cash flows. In addition, if the new non-deductible federal premium tax is imposed as enacted, and if Humana is unable to adjust its business model to address this new tax, there can be no assurance that the non-deductible federal premium tax would not have a material adverse effect on the company’s results of operations, financial position, and cash flows.
  If Humana does not design and price its products properly and competitively, if the premiums Humana charges are insufficient to cover the cost of health care services delivered to its members, or if its estimates of benefit expenses are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. These estimates, however, involve extensive judgment, and have considerable inherent variability that is extremely sensitive to payment patterns and medical cost trends.
  If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in the Medicare business.
  If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, or to protect Humana’s proprietary rights to its systems, the company’s business may be materially adversely affected.
  Humana is involved in various legal actions, which, if resolved unfavorably to Humana, could result in substantial monetary damages. Increased litigation and negative publicity could increase the company’s cost of doing business.

  Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application, could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and financial condition. In addition, as a government contractor, Humana is exposed to additional risks that may adversely affect the company’s business or the company’s willingness to participate in government health care programs.
  Any failure to manage administrative costs could hamper Humana’s profitability.
  Any failure by Humana to manage acquisitions and other significant transactions successfully may have a material adverse effect on its results of operations, financial position, and cash flows.
  If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
  Humana’s mail order pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.
  Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
  If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.
  Humana’s ability to obtain funds from its subsidiaries is restricted by state insurance regulations.
  Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
  Changes in economic conditions could adversely affect Humana’s business and results of operations.
  The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.
  Given the current economic climate, Humana’s stock and the stock of other companies in the insurance industry may be increasingly subject to stock price and trading volume volatility.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

  Form 10-K for the year ended December 31, 2009;
  Form 10-Q for the quarter ended March 31, 2010;
  Form 8-Ks filed during 2010.

About Humana

Humana Inc., headquartered in Louisville, Kentucky, is one of the nation’s largest publicly traded health and supplemental benefits companies, with approximately 10.3 million medical members and 7.3 million specialty members. Humana is a full-service benefits solutions company, offering a wide array of health, pharmacy and supplemental benefit plans for employer groups, government programs and individuals.

Over its 49-year history, Humana has consistently seized opportunities to meet changing customer needs. Today, the company is a leader in consumer engagement, providing guidance that leads to lower costs and a better health plan experience throughout its diversified customer portfolio.

More information regarding Humana is available to investors via the Investor Relations page of the company’s web site at www.humana.com, including copies of:

  Annual reports to stockholders;
  Securities and Exchange Commission filings;
  Most recent investor conference presentations;
  Quarterly earnings news releases;
  Replays of most recent earnings release conference calls;
  Calendar of events (including upcoming earnings conference call dates and times, as well as planned interaction with research analysts and institutional investors);
  Corporate Governance information.

Humana Inc. – Earnings Guidance Points as of August 2, 2010

(in accordance with Generally Accepted Accounting Principles)	Earnings Guidance for the year ending December 31, 2010 (FY10E)	Comments for Clarification
Diluted earnings per common share	FY10E: $5.65 to $5.75 Third quarter 2010: $1.65 to $1.75

FY10E EPS includes the following
items recorded in the first half of 2010:
(1) $0.55 in expenses associated with
the write-down of deferred acquisition
costs (DAC) and (2) $0.51 benefit from
higher-than-expected favorable prior-
period reserve development

FY10E EPS includes the negative
impact of the following expenses
anticipated in the second half of 2010:
(1) between $0.19 and $0.28 in
expenses related to the anticipated loss
of the TRICARE South Region
contract, (2) approximately $0.28 in
newly projected expenses for Medicare
targeted growth initiatives, and (3)
approximately $0.14 in incremental
policy reserves for individual major
medical claims

Revenues	Consolidated revenues: $33.5 billion to
$34.5 billion

Premiums and ASO fees:
Medicare Advantage: $19.0 billion to
$19.5 billion
Medicare stand-alone PDPs: $2.3 billion
to $2.4 billion

	Military Services: $3.5 billion to $3.6 billion	Military Services assumes a 3/31/11 transition date for the South Region TRICARE contract
Commercial Segment: $7.25 billion to
$7.35 billion

Consolidated investment income: $325
million to $340 million

Consolidated other revenue: $310 million to
$320 million
Ending medical membership	Medicare Advantage: up 250,000 to 260,000 from prior year	Medicare Advantage includes ASO and fully-insured group and individual Medicare members
Medicare stand-alone PDPs: down
approximately 215,000 from prior year

	Military services: no material change from prior year	Military Services anticipates the termination of the South Region contract on 3/31/11 and includes both fully-insured and ASO members
Medicaid: no material change from prior
year

Commercial:
Fully-insured: down 205,000 to 215,000
from prior year
ASO: down 115,000 to 125,000 from
prior year
Benefit ratios and benefit expense trend components	Government Segment benefit ratio in the range of 84.5% to 85.0%

Government Segment benefit ratio is
Medicare, Medicaid, and Military
Services combined and includes a 40
basis point benefit from higher-than-
expected favorable prior-period reserve
development during the first half of
2010

Medicare benefit ratio in the range of 83.5% to 84.0%

Medicare benefit ratio is Medicare
Advantage and Stand-Alone PDP
combined and includes a 40 basis
point full year benefit from higher-
than-expected favorable prior-
period reserve development during
the first half of 2010

Commercial Segment benefit ratio in the range of 78.5% to 79.5%

Commercial Segment benefit ratio is
Medical and Specialty combined and
includes (1) a 40 basis point full year
benefit from higher-than-expected
favorable prior-period reserve
development during the first half of
2010 and (2) an anticipated 60 basis
point negative full year impact from
policy reserves for individual major
medical in the second half of 2010

Commercial group fully-insured secular
  benefit expense trend components:
  inpatient hospital utilization – flat to
  down; inpatient and outpatient
  hospital rates – mid to upper single
  digits; outpatient hospital utilization –
  low single digits; physician – low
  single digits; pharmacy – low to mid
  single digits

Commercial group fully-insured
secular trends of 6% to 7%
represent the underlying percentage
change in total medical expenses
which excludes the impact of
benefit changes and business,
product, and demographic mix

Selling, general & administrative expense ratio	13.5% to 14.0%

Ratio computed as SG&A expenses as
a percent of premiums, administrative
services fees, and other revenue

Includes 60 basis point negative impact
on full year from write-down of DAC
and negative impact on full year of
newly projected Medicare growth
initiatives in the second half of 2010

Depreciation & amortization	$250 million to $260 million
Interest expense	$105 million to $110 million
Government Segment operating margins	Medicare pretax operating margin: approximately 6%	Medicare margin is Medicare Advantage & stand-alone PDP combined

Military Services operating earnings: $25 million to $50 million

Military Services anticipates the
termination of the South Region
contract on 3/31/11 and includes $50
million to $75 million (pretax) of
anticipated fourth quarter 2010
expenses related to the loss of
that contract

Commercial Segment pretax earnings	$50 million to $75 million	Commercial Segment results include the impact of investment income, interest expense, and $147.5 million of DAC impairment
Cash flows from operations	$1.3 billion to $1.5 billion
Capital expenditures	Approximately $200 million
Effective tax rate	37.0% to 37.5%	Includes the impact of health insurance reform provisions disallowing for the deductibility of certain items
Shares used in computing full- year EPS	Approximately 170 million	Excludes the impact of potential future share repurchases

Humana Inc.
Statistical Schedules
And
Supplementary Information
2Q10 Earnings Release

S-1

Humana Inc.
Statistical Schedules and Supplementary Information
2Q10 Earnings Release

Contents

Page	Description

S-3-4	Consolidated Statements of Income
S-5	Consolidated Balance Sheets
S-6-7	Consolidated Statements of Cash Flows
S-8	Key Income Statement Ratios and Segment Operating Results
S-9	Membership Detail
S-10-11	Premiums and Administrative Services Fees Detail
S-12	Percentage of Ending Membership under Capitation Arrangements
S-13	Investments
S-14-16	Benefits Payable
S-17	GAAP to Non-GAAP Reconciliation
S-18	Footnotes

S-2

Humana Inc.
Consolidated Statements of Income
In thousands, except per common share results

	Three Months Ended June 30,
			Dollar	Percentage
	2010	2009	Change	Change
Revenues:
Premiums	$8,376,751	$7,642,527	$734,224	9.6%
Administrative services fees	126,744	118,694	8,050	6.8%
Investment income	79,790	75,340	4,450	5.9%
Other revenue	69,436	62,328	7,108	11.4%
Total revenues	8,652,721	7,898,889	753,832	9.5%
Operating expenses:
Benefits	6,859,565	6,367,545	492,020	7.7%
Selling, general and administrative	1,161,790	1,004,342	157,448	15.7%
Depreciation	60,726	50,677	10,049	19.8%
Other intangible amortization	8,564	9,801	(1,237)	-12.6%
Total operating expenses	8,090,645	7,432,365	658,280	8.9%
Income from operations	562,076	466,524	95,552	20.5%
Interest expense	26,222	26,574	(352)	-1.3%
Income before income taxes	535,854	439,950	95,904	21.8%
Provision for income taxes	195,778	158,170	37,608	23.8%
Net income	$340,076	$281,780	$58,296	20.7%

Basic earnings per common share	$2.02	$1.68	$0.34	20.2%
Diluted earnings per common share	$2.00	$1.67	$0.33	19.8%

Shares used in computing basic earnings per common share	168,472	167,301
Shares used in computing diluted earnings per common share	170,229	168,669

S-3

Humana Inc.
Consolidated Statements of Income
In thousands, except per common share results

	Six Months Ended June 30,
			Dollar	Percentage
	2010	2009	Change	Change
Revenues:
Premiums	$16,538,614	$15,113,821	$1,424,793	9.4%
Administrative services fees	252,626	234,576	18,050	7.7%
Investment income	165,245	144,884	20,361	14.1%
Other revenue	136,830	117,269	19,561	16.7%
Total revenues	17,093,315	15,610,550	1,482,765	9.5%
Operating expenses:
Benefits	13,667,120	12,636,855	1,030,265	8.2%
Selling, general and administrative	2,288,833	2,068,145	220,688	10.7%
Depreciation	113,915	99,353	14,562	14.7%
Other intangible amortization	18,131	19,139	(1,008)	-5.3%
Total operating expenses	16,087,999	14,823,492	1,264,507	8.5%
Income from operations	1,005,316	787,058	218,258	27.7%
Interest expense	52,536	53,346	(810)	-1.5%
Income before income taxes	952,780	733,712	219,068	29.9%
Provision for income taxes	353,936	246,215	107,721	43.8%
Net income	$598,844	$487,497	$111,347	22.8%

Basic earnings per common share	$3.56	$2.92	$0.64	21.9%
Diluted earnings per common share	$3.52	$2.89	$0.63	21.8%

Shares used in computing basic earnings per common share	168,336	167,172
Shares used in computing diluted earnings per common share	170,154	168,664

S-4

Humana Inc.
Consolidated Balance Sheets
Dollars in thousands, except share amounts
	June 30,	December 31,	Year to Date Change
	2010	2009	Dollar	Percent
Assets
Current assets:
Cash and cash equivalents	$1,998,982	$1,613,588
Investment securities	6,882,063	6,190,062
Receivables, net:
Premiums	1,310,269	811,800
Administrative services fees	14,833	11,820
Securities lending invested collateral	45,234	119,586
Other	535,708	505,960
Total current assets	10,787,089	9,252,816	$1,534,273	16.6%
Property and equipment, net	660,223	679,142
Long-term investment securities	1,405,734	1,307,088
Goodwill	1,994,593	1,992,924
Other	842,931	921,524
Total assets	$15,690,570	$14,153,494	$1,537,076	10.9%

Liabilities and Stockholders' Equity
Current liabilities:
Benefits payable	$3,829,723	$3,222,574
Trade accounts payable and accrued expenses	1,666,386	1,307,710
Book overdraft	239,916	374,464
Securities lending payable	51,618	126,427
Unearned revenues	209,346	228,817
Total current liabilities	5,996,989	5,259,992	$736,997	14.0%
Long-term debt	1,673,565	1,678,166
Future policy benefits payable	1,227,348	1,193,047
Other long-term liabilities	313,843	246,286
Total liabilities	9,211,745	8,377,491	$834,254	10.0%
Commitments and contingencies
Stockholders' equity:
Preferred stock, $1 par; 10,000,000 shares authorized, none issued	-	-
Common stock, $0.16 2/3 par; 300,000,000 shares authorized; 190,046,852 issued at June 30, 2010	31,674	31,634
Capital in excess of par value	1,704,035	1,658,521
Retained earnings	5,028,455	4,429,611
Accumulated other comprehensive income	158,428	42,135
Treasury stock, at cost, 20,814,426 shares at June 30, 2010	(443,767)	(385,898)
Total stockholders' equity	6,478,825	5,776,003	$702,822	12.2%
Total liabilities and stockholders' equity	$15,690,570	$14,153,494	$1,537,076	10.9%

Debt-to-total capitalization ratio	20.5%	22.5%

S-5

Humana Inc.
Consolidated Statements of Cash Flows
Dollars in thousands
	Three Months Ended June 30,
			Dollar	Percentage
	2010	2009	Change	Change
Cash flows from operating activities
Net income	$340,076	$281,780
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,290	60,478
Net realized capital loss (gain)	718	(8,507)
Stock-based compensation	12,288	17,346
Benefit from deferred income taxes	(60,405)	(54,512)
Changes in operating assets and liabilities excluding the effects of acquisitions:
Receivables	(220,504)	(239,041)
Other assets	102,860	43,080
Benefits payable	122,690	172,698
Other liabilities	(26,905)	(120,822)
Unearned revenues	(26,238)	3,393
Other	11,441	5,967
Net cash provided by operating activities	325,311	161,860	$163,451	101.0%

Cash flows from investing activities
Acquisitions, net of cash acquired	(1,669)	-
Purchases of property and equipment	(52,399)	(43,555)
Purchases of investment securities	(1,233,819)	(1,435,869)
Proceeds from maturities of investment securities	580,244	199,584
Proceeds from sales of investment securities	546,116	1,029,153
Change in securities lending collateral	16,603	62,408
Net cash used in investing activities	(144,924)	(188,279)	$43,355	23.0%

Cash flows from financing activities
Receipts from CMS contract deposits	442,144	505,677
Withdrawals from CMS contract deposits	(377,327)	(388,885)
Repayments under credit agreement	-	(250,000)
Change in book overdraft	3,878	(104,209)
Change in securities lending payable	(16,603)	(62,408)
Common stock repurchases	(50,199)	-
Excess tax benefit from stock-based compensation	530	96
Proceeds from stock option exercises and other	2,179	55
Net cash provided by (used in) financing activities	4,602	(299,674)	$304,276	101.5%

Increase (decrease) in cash and cash equivalents	184,989	(326,093)
Cash and cash equivalents at beginning of period	1,813,993	1,911,202

Cash and cash equivalents at end of period	$1,998,982	$1,585,109

S-6

Humana Inc.
Consolidated Statements of Cash Flows
Dollars in thousands
	Six Months Ended June 30,
			Dollar	Percentage
	2010	2009	Change	Change
Cash flows from operating activities
Net income	$598,844	$487,497
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	132,046	118,492
Net realized capital gain	(7,976)	(9,550)
Stock-based compensation	39,627	33,022
Benefit from deferred income taxes	(81,267)	(34,825)
Changes in operating assets and liabilities excluding the effects of acquisitions:
Receivables	(501,482)	(494,139)
Other assets	73,683	(18,827)
Benefits payable	607,149	205,618
Other liabilities	219,163	(98,447)
Unearned revenues	(19,471)	6,757
Other	19,646	11,782
Net cash provided by operating activities	1,079,962	207,380	$872,582	420.8%

Cash flows from investing activities
Acquisitions, net of cash acquired	(1,669)	(12,367)
Purchases of property and equipment	(91,427)	(82,602)
Purchases of investment securities	(2,759,168)	(2,839,775)
Proceeds from maturities of investment securities	1,014,032	604,535
Proceeds from sales of investment securities	1,091,282	1,751,441
Change in securities lending collateral	74,809	133,691
Net cash used in investing activities	(672,141)	(445,077)	($227,064)	-51.0%

Cash flows from financing activities
Receipts from CMS contract deposits	880,252	1,034,642
Withdrawals from CMS contract deposits	(643,976)	(723,413)
Repayments under credit agreement	-	(250,000)
Change in book overdraft	(134,548)	(70,689)
Change in securities lending payable	(74,809)	(133,691)
Common stock repurchases	(57,869)	(5,999)
Excess tax benefit from stock-based compensation	1,264	244
Proceeds from stock option exercises and other	7,259	1,289
Net cash used in financing activities	(22,427)	(147,617)	$125,190	84.8%

Increase (decrease) in cash and cash equivalents	385,394	(385,314)
Cash and cash equivalents at beginning of period	1,613,588	1,970,423

Cash and cash equivalents at end of period	$1,998,982	$1,585,109

S-7

Humana Inc.
Key Income Statement Ratios and Segment Operating Results
Dollars in thousands

	Three Months Ended June 30,				Six Months Ended June 30,

				Percentage				Percentage
	2010	2009	Difference	Change	2010	2009	Difference	Change
Benefit ratio
Government Segment	84.1%	84.1%	0.0%		85.0%	85.4%	-0.4%
Commercial Segment	73.4%	80.8%	-7.4%		73.7%	77.7%	-4.0%
Consolidated	81.9%	83.3%	-1.4%		82.6%	83.6%	-1.0%

Selling, general, and administrative expense ratio (A)
Government Segment	8.2%	9.3%	-1.1%		9.2%	9.9%	-0.7%
Commercial Segment	32.2%	23.5%	8.7%		28.5%	23.8%	4.7%
Consolidated	13.6%	12.8%	0.8%		13.5%	13.4%	0.1%

Investment income
Government Segment	$51,519	$47,176	$4,343	9.2%	$107,688	$87,958	$19,730	22.4%
Commercial Segment	28,271	28,164	107	0.4%	57,557	56,926	631	1.1%
Consolidated	$79,790	$75,340	$4,450	5.9%	$165,245	$144,884	$20,361	14.1%

Interest expense
Government Segment	$19,586	$16,225	$3,361	20.7%	$39,367	$32,713	$6,654	20.3%
Commercial Segment	6,636	10,349	(3,713)	-35.9%	13,169	20,633	(7,464)	-36.2%
Consolidated	$26,222	$26,574	($352)	-1.3%	$52,536	$53,346	($810)	-1.5%

Detail of pretax income
Government Segment	$528,369	$404,675	$123,694	30.6%	$807,542	$570,776	$236,766	41.5%
Commercial Segment	7,485	35,275	(27,790)	-78.8%	145,238	162,936	(17,698)	-10.9%
Consolidated	$535,854	$439,950	$95,904	21.8%	$952,780	$733,712	$219,068	29.9%

Detail of pretax margins
Government Segment	7.9%	6.8%	1.1%		6.1%	4.9%	1.2%
Commercial Segment	0.4%	1.8%	-1.4%		3.7%	4.2%	-0.5%
Consolidated	6.2%	5.6%	0.6%		5.6%	4.7%	0.9%

S-8

Humana Inc.
Membership Detail
In thousands
	Ending	Average	Ending	Year-over-year Change		Ending	Sequential Change
	June 30, 2010	2Q10	June 30, 2009	Amount	Percent	March 31, 2010	Amount	Percent
Medical Membership:
Government Segment:
Medicare Advantage - HMO	634.8	634.3	586.1	48.7	8.3%	629.8	5.0	0.8%
Medicare Advantage - PPO	618.3	616.8	338.9	279.4	82.4%	602.6	15.7	2.6%
Medicare Advantage - PFFS	479.3	480.0	574.8	(95.5)	-16.6%	480.9	(1.6)	-0.3%
Total MA fully-insured	1,732.4	1,731.1	1,499.8	232.6	15.5%	1,713.3	19.1	1.1%
ASO	28.7	28.7	-	28.7		29.0	(0.3)	-1.0%
Total Medicare Advantage	1,761.1	1,759.8	1,499.8	261.3	17.4%	1,742.3	18.8	1.1%
Medicare stand-alone PDPs	1,793.4	1,872.6	1,992.0	(198.6)	-10.0%	1,917.1	(123.7)	-6.5%
Total Medicare	3,554.5	3,632.4	3,491.8	62.7	1.8%	3,659.4	(104.9)	-2.9%
Military services insured	1,759.8	1,759.0	1,753.4	6.4	0.4%	1,756.8	3.0	0.2%
Military services ASO	1,270.9	1,272.3	1,254.9	16.0	1.3%	1,274.6	(3.7)	-0.3%
Total military services	3,030.7	3,031.3	3,008.3	22.4	0.7%	3,031.4	(0.7)	0.0%
Medicaid	404.0	402.0	393.6	10.4	2.6%	398.6	5.4	1.4%
Total Government Segment	6,989.2	7,065.7	6,893.7	95.5	1.4%	7,089.4	(100.2)	-1.4%
Commercial Segment:
Fully-insured medical:
Group	1,295.4	1,309.7	1,499.6	(204.2)	-13.6%	1,338.8	(43.4)	-3.2%
Individual	371.5	370.0	347.2	24.3	7.0%	370.5	1.0	0.3%
Medicare supplement	35.6	35.1	24.9	10.7	43.0%	33.7	1.9	5.6%
Total fully-insured medical	1,702.5	1,714.8	1,871.7	(169.2)	-9.0%	1,743.0	(40.5)	-2.3%
ASO	1,582.6	1,584.9	1,576.2	6.4	0.4%	1,588.5	(5.9)	-0.4%
Total Commercial Segment	3,285.1	3,299.7	3,447.9	(162.8)	-4.7%	3,331.5	(46.4)	-1.4%

Total medical membership	10,274.3	10,365.4	10,341.6	(67.3)	-0.7%	10,420.9	(146.6)	-1.4%

Specialty Membership
Dental - fully-insured	2,677.5	2,673.0	2,466.3	211.2	8.6%	2,656.3	21.2	0.8%
Dental - ASO	1,211.6	1,210.9	980.3	231.3	23.6%	1,213.9	(2.3)	-0.2%
Total dental	3,889.1	3,883.9	3,446.6	442.5	12.8%	3,870.2	18.9	0.5%
Vision	2,442.1	2,447.5	2,282.5	159.6	7.0%	2,439.5	2.6	0.1%
Other supplemental benefits (B)	965.8	961.9	856.7	109.1	12.7%	928.2	37.6	4.1%
Total specialty membership	7,297.0	7,293.3	6,585.8	711.2	10.8%	7,237.9	59.1	0.8%

S-9

Humana Inc.
Premiums and Administrative Services Fees Detail
Dollars in thousands, except per member per month

					Per Member per Month (C)
	Three Months Ended June 30,				Three Months Ended June 30,
			Dollar	Percentage
	2010	2009	Change	Change	2010	2009
Premium revenues
Government Segment:
Medicare Advantage	$4,885,209	$4,145,129	$740,080	17.9%	$941	$925
Medicare stand-alone PDPs	700,222	638,813	61,409	9.6%	$125	$106
Total Medicare	5,585,431	4,783,942	801,489	16.8%
Military services insured (D)	885,368	924,308	(38,940)	-4.2%	$168	$176
Medicaid insured	168,055	160,529	7,526	4.7%	$139	$137
Total Government Segment premiums	6,638,854	5,868,779	770,075	13.1%
Commercial Segment:
Fully-insured medical	1,484,020	1,544,093	(60,073)	-3.9%	$288	$274
Specialty	253,877	229,655	24,222	10.5%	$12	$12
Total Commercial Segment premiums	1,737,897	1,773,748	(35,851)	-2.0%
Total premium revenues	$8,376,751	$7,642,527	$734,224	9.6%

Administrative services fees
Military services ASO (D)	$22,543	$22,254	$289	1.3%	$6	$6
Other government ASO (E)	4,708	901	3,807	422.5%	n/a	n/a
Commercial Segment	99,493	95,539	3,954	4.1%	$12	$12
Total administrative services fees	$126,744	$118,694	$8,050	6.8%

S-10

Humana Inc.
Premiums and Administrative Services Fees Detail
Dollars in thousands, except per member per month

					Per Member per Month (C)
	Six Months Ended June 30,				Six Months Ended June 30,
			Dollar	Percentage
	2010	2009	Change	Change	2010	2009
Premium revenues
Government Segment:
Medicare Advantage	$9,702,189	$8,205,588	$1,496,601	18.2%	$941	$927
Medicare stand-alone PDPs	1,279,247	1,234,496	44,751	3.6%	$115	$100
Total Medicare	10,981,436	9,440,084	1,541,352	16.3%
Military services insured (D)	1,730,362	1,795,479	(65,117)	-3.6%	$164	$171
Medicaid insured	332,758	317,189	15,569	4.9%	$139	$136
Total Government Segment premiums	13,044,556	11,552,752	1,491,804	12.9%
Commercial Segment:
Fully-insured medical	2,990,838	3,102,762	(111,924)	-3.6%	$287	$274
Specialty	503,220	458,307	44,913	9.8%	$12	$12
Total Commercial Segment premiums	3,494,058	3,561,069	(67,011)	-1.9%
Total premium revenues	$16,538,614	$15,113,821	$1,424,793	9.4%

Administrative services fees
Military services ASO (D)	$44,841	$40,450	$4,391	10.9%	$6	$6
Other government ASO (E)	9,938	3,038	6,900	227.1%	n/a	n/a
Commercial Segment	197,847	191,088	6,759	3.5%	$12	$12
Total administrative services fees	$252,626	$234,576	$18,050	7.7%

S-11

Humana Inc.
Percentage of Ending Membership under Capitation Arrangements

	Government Segment					Commercial Segment
June 30, 2010	Medicare Advantage	Medicare stand-alone PDPs	Military Services	Medicaid	Total Govt. Segment	Fully-insured	ASO	Total Comm. Segment	Total Medical Membership

Capitated HMO hospital system based (F)	1.0%	-	-	-	0.2%	1.3%	-	0.7%	0.4%
Capitated HMO physician group based (F)	2.5%	-	-	28.5%	2.3%	1.6%	-	0.8%	1.8%
Risk-sharing (G)	18.2%	-	-	67.3%	8.5%	1.4%	-	0.7%	6.0%
All other membership	78.3%	100.0%	100.0%	4.2%	89.0%	95.7%	100.0%	97.8%	91.8%
Total medical membership	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

June 30, 2009

Capitated HMO hospital system based (F)	1.9%	-	-	-	0.4%	1.2%	-	0.7%	0.5%
Capitated HMO physician group based (F)	3.2%	-	-	30.3%	2.4%	1.4%	-	0.8%	1.9%
Risk-sharing (G)	18.9%	-	-	68.5%	8.0%	1.1%	-	0.7%	5.6%
All other membership	76.0%	100.0%	100.0%	1.2%	89.2%	96.3%	100.0%	97.8%	92.0%
Total medical membership	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

S-12

Humana Inc.	Fair value
Investments
Dollars in thousands
	6/30/2010	3/31/2010	12/31/2009
Investment Portfolio:
Cash & cash equivalents	$1,998,982	$1,813,993	$1,613,588
Investment securities	6,882,063	6,764,833	6,190,062
Long-term investment securities	1,405,734	1,333,659	1,307,088
Total investment portfolio	$10,286,779	$9,912,485	$9,110,738

Duration (H)	3.36	3.60	3.78
Average Credit Rating	AA	AA	AA+

Securities Lending Invested Collateral Portfolio:
Cash & cash equivalents	$12,527	$28,823	$53,569
Corporate floating rate	-	-	32,375
Asset-backed securities	32,707	33,190	33,642
	$45,234	$62,013	$119,586

Average Credit Rating	AAA	AAA	AAA-

Investment Portfolio Detail:
Cash and cash equivalents	$1,998,982	$1,813,993	$1,613,588
U.S. Government and agency obligations
U.S. Treasury and agency obligations	905,531	968,631	1,009,352
U.S. Government residential mortgage-backed	1,916,433	1,847,196	1,662,246
U.S. Government commercial mortgage-backed	30,037	27,152	26,417
Total U.S. Government and agency obligations	2,852,001	2,842,979	2,698,015
Tax-exempt municipal securities
Pre-refunded	341,435	346,485	346,937
Insured	583,805	581,215	587,203
Other	1,187,734	1,150,634	1,221,087
Auction rate securities	51,473	63,902	68,814
Total tax-exempt municipal securities	2,164,447	2,142,236	2,224,041
Residential mortgage-backed
Prime residential mortgages	70,897	72,338	89,956
Alt-A residential mortgages	2,419	2,551	3,856
Sub-prime residential mortgages	1,420	1,502	1,600
Total residential mortgage-backed	74,736	76,391	95,412
Commercial mortgage-backed	287,310	289,615	279,626
Asset-backed securities	227,900	201,358	107,188
Corporate securities
Financial services	828,813	811,713	775,990
Other	1,847,590	1,732,200	1,303,578
Total corporate securities	2,676,403	2,543,913	2,079,568
Redeemable preferred stocks	5,000	2,000	13,300
Total investment portfolio	$10,286,779	$9,912,485	$9,110,738

S-13

Humana Inc.
Detail of Benefits Payable Balance and Year-to-Date Changes
Dollars in thousands

	June 30,	March 31,	December 31,
	2010	2010	2009
Detail of benefits payable
IBNR and other benefits payable (I)	$2,869,801	$2,755,876	$2,377,324
Unprocessed claim inventories (J)	433,800	426,200	323,000
Processed claim inventories (K)	109,348	126,581	48,358
Payable to pharmacy benefit administrator (L)	115,043	136,688	194,697
Benefits payable, excluding military services	3,527,992	3,445,345	2,943,379

Military services benefits payable (M)	301,731	261,688	279,195
Total Benefits Payable	$3,829,723	$3,707,033	$3,222,574

	Six Months Ended	Six Months Ended	Year Ended
	June 30, 2010	June 30, 2009	December 31, 2009
Year-to-date changes in benefits payable, excluding military services (N)

Balances at January 1	$2,943,379	$2,898,782	$2,898,782

Incurred related to:
Current year	12,438,531	11,239,097	21,934,973
Prior years (O)	(345,310)	(219,517)	(252,756)
Total incurred	12,093,221	11,019,580	21,682,217

Paid related to:
Current year	(9,432,518)	(9,306,788)	(19,572,740)
Prior years	(2,076,090)	(1,543,763)	(2,064,880)
Total paid	(11,508,608)	(10,850,551)	(21,637,620)

Balances at end of period	$3,527,992	$3,067,811	$2,943,379

	Six Months Ended	Six Months Ended	Year Ended
	June 30, 2010	June 30, 2009	December 31, 2009
Summary of Consolidated Benefit Expense:
Total benefit expense incurred, per above	$12,093,221	$11,019,580	$21,682,217
Military services benefit expense	1,536,428	1,585,959	3,019,655
Future policy benefit expense (P)	37,471	31,316	73,130
Consolidated Benefit Expense	$13,667,120	$12,636,855	$24,775,002

S-14

Humana Inc.
Benefits Payable Statistics (Q)

Receipt Cycle Time (R)
	2010	2009	Change	Percentage Change
1st Quarter Average	13.8	14.8	(1.0)	-6.8%
2nd Quarter Average	13.9	14.0	(0.1)	-0.7%
3rd Quarter Average	-	13.7	n/a	n/a
4th Quarter Average	-	13.6	n/a	n/a
Full Year Average	13.8	14.0	(0.2)	-1.4%

Unprocessed Claims Inventories

Date	Estimated Valuation (000's)	Claim Item Counts	Number of Days on Hand
6/30/2008	$228,700	742,800	4.6
9/30/2008	$293,600	946,500	6.0
12/31/2008	$247,200	745,500	4.3
3/31/2009	$258,800	740,600	4.2
6/30/2009	$258,000	709,900	4.0
9/30/2009	$317,100	856,500	4.9
12/31/2009	$323,000	775,500	4.3
3/31/2010	$426,200	1,091,700	5.6
6/30/2010	$433,800	1,009,200	4.9

S-15

Humana Inc.
Benefits Payable Statistics (Continued) (Q)

Days in Claims Payable (S)
Quarter Ended	Days in Claims Payable (DCP)	Change Last 4 Quarters	Percentage Change	DCP Excluding Capitation	Change Last 4 Quarters	Percentage Change
6/30/2008	57.2	(2.8)	-4.7%	63.3	(5.2)	-7.6%
9/30/2008	58.1	(3.7)	-6.0%	65.1	(5.1)	-7.3%
12/31/2008	59.4	(0.8)	-1.3%	66.5	(1.8)	-2.6%
3/31/2009	54.6	(2.3)	-4.0%	60.9	(2.4)	-3.8%
6/30/2009	56.1	(1.1)	-1.9%	61.5	(1.8)	-2.8%
9/30/2009	56.2	(1.9)	-3.3%	62.7	(2.4)	-3.7%
12/31/2009	55.4	(4.0)	-6.7%	62.1	(4.4)	-6.6%
3/31/2010	57.0	2.4	4.4%	64.3	3.4	5.6%
6/30/2010	57.1	1.0	1.8%	64.5	3.0	4.9%

Year-to-Date Change in Days in Claims Payable (T)
			2010	2009
DCP - beginning of period			55.4	59.4
Components of change in DCP:
Change in unprocessed claims inventories			1.8	0.6
Change in processed claims inventories			1.0	(2.7)
Change in pharmacy payment cutoff			(1.3)	(1.1)
Impact of Cariten acquisition in 4Q08			-	(0.9)
All other			0.2	0.1
DCP - end of period			57.1	55.4

S-16

Humana Inc.
GAAP to Non-GAAP Reconciliation (U)
In thousands, except per common share results

	2Q10				2Q10 YTD				2010E

Consolidated	EPS	Pretax Income	Benefit Ratio	SG&A Ratio	EPS	Pretax Income	Benefit Ratio	SG&A Ratio	EPS

GAAP	$2.00	$535,854	81.9%	13.6%	$3.52	$952,780	82.6%	13.5%	$5.65 to $5.75

Prior-year reserve development (V)	(0.14)	(37,455)	0.4%	-	(0.51)	(137,506)	0.9%	-	(0.51)

1Q 2010 reserve development (V)	(0.30)	(79,465)	1.0%	-	-	-	-	-	-

DAC write-down (W)	0.55	147,461	-	-1.8%	0.55	147,461	-	-0.9%	0.55

Non-GAAP (U)	$2.11	$566,395	83.3%	11.8%	$3.56	$962,735	83.5%	12.6%	$5.69 to $5.79

		2Q10				2Q10 YTD

Government		Pretax Income	Benefit Ratio	SG&A Ratio		Pretax Income	Benefit Ratio	SG&A Ratio

GAAP		$528,369	84.1%	8.2%		$807,542	85.0%	9.2%

Prior-year reserve development (V)		(24,755)	0.4%	-		(110,672)	0.9%	-

1Q 2010 reserve development (V)		(52,409)	0.8%	-		-	-	-

Non-GAAP (U)		$451,205	85.3%	8.2%		$696,870	85.9%	9.2%

		2Q10				2Q10 YTD

Commercial		Pretax Income	Benefit Ratio	SG&A Ratio		Pretax Income	Benefit Ratio	SG&A Ratio

GAAP		$7,485	73.4%	32.2%		$145,238	73.7%	28.5%

Prior-year reserve development (V)		(12,700)	0.7%	-		(26,834)	0.8%	-

1Q 2010 reserve development (V)		(27,056)	1.5%	-		-	-	-

DAC write-down (W)		147,461	-	-7.8%		147,461	-	-3.9%

Non-GAAP (U)		$115,190	75.6%	24.4%		$265,865	74.5%	24.6%

S-17

Humana Inc. Footnotes to Statistical Schedules and Supplementary Information 2Q10 Earnings Release

(A)	The selling, general and administrative (SG&A) expense ratio is defined as SG&A expenses as a percent of premiums, administrative services fees and other revenue.
(B)	Other supplemental benefits include life, disability, and fixed benefit products including cancer and critical illness policies.
(C)	Computed based on average membership for the period (i.e., monthly ending membership during the period divided by the number of months in the period).
(D)	Military services revenues are generally not contracted on a per-member basis.
(E)	Includes administrative services fees associated with Medicare and Medicaid, operations in the United Kingdom, and, for 2009, fees associated with Green Ribbon Health.
(F)

In a limited number of circumstances, the company contracts with hospitals and physicians to accept financial risk for a defined set of HMO membership. In transferring this risk, the company prepays these providers a monthly fixed-fee per member to coordinate substantially all of the medical care for their capitated HMO membership, including some health benefit administrative functions and claims processing. For these capitated HMO arrangements, the company generally agrees to reimbursement rates that target a benefit expense ratio. Providers participating in hospital-based capitated HMO arrangements generally receive a monthly payment for all of the services within their system for their HMO membership. Providers participating in physician-based capitated HMO arrangements generally have subcontracted specialist physicians and are responsible for reimbursing such physicians and hospitals for services rendered to their HMO membership.

(G)

In some circumstances, the company contracts with physicians under risk-sharing arrangements whereby physicians have assumed some level of risk for all or a portion of the benefit expenses of their HMO membership. Although these arrangements do include capitation payments for services rendered, the company processes substantially all of the claims under these arrangements.

(H)	Duration is the time-weighted average of the present value of the bond portfolio cash flows.
(I)

IBNR represents an estimate of benefit expenses payable for claims incurred but not reported (IBNR) at the balance sheet date. The level of IBNR is primarily impacted by membership levels, benefit claim trends and the receipt cycle time, which represents the length of time between when a claim is initially incurred and when the claim form is received (i.e. a shorter time span results in lower reserves for claims IBNR). Other benefits payable includes amounts payable to providers under capitation arrangements.

(J)	Unprocessed claim inventories represent the estimated valuation of claims received but not yet fully processed.
(K)

Processed claim inventories represent the estimated valuation of processed claims that are in the post-claim-adjudication process, which consists of administrative functions such as audit and check batching and handling.

(L)

The balance due to the company's pharmacy benefit administrator fluctuates as a result of the number of business days in the last payment cycle of the month. Payment cycles are every 10 days (10th & 20th of month) and the last day of the month.

(M)	Military services benefits payable primarily consist of IBNR and to a lesser extent risk share payables to the Department of Defense and liabilities to subcontractors.
(N)

The table excludes activity associated with military services benefits payable, because the federal government bears a substantial portion of the risk associated with financing the cost of health benefits. More specifically, the risk-sharing provisions of the military services contracts with the federal government and with subcontractors effectively limit profits and losses when actual claim experience varies from the targeted claim amount negotiated annually. As a result of these contract provisions, the impact of changes in estimates for prior year military services benefits payable are substantially offset by the associated changes in estimates of revenue from health care services reimbursements. As such, any impact on the company's results of operations is reduced substantially, whether positive or negative.

(O)

Amounts incurred related to prior years vary from previously estimated liabilities as the claims ultimately are settled. Negative amounts reported for incurred related to prior years result from claims being ultimately settled for amounts less than originally estimated (favorable development). There were no changes in the approach used to determine the company's estimate of claim reserves during the quarter.

(P)	Future policy benefit expense has a related liability classified as a long-term liability on the balance sheet.
(Q)	Benefits reserves statistics represents fully-insured medical claims data and excludes military services claims data and specialty benefits.
(R)

The receipt cycle time measures the average length of time between when a claim was initially incurred and when the claim form was received. Receipt cycle time data for the company's largest claim processing platforms represent approximately 95% of the company's fully-insured claims volume. Pharmacy and specialty claims, including dental, vision and other supplemental benefits, are excluded from this measurement.

(S)

A common metric for monitoring benefits payable levels relative to the benefit expense is days in claims payable, or DCP, which represents the benefits payable at the end of the period divided by average benefit expenses per day in the quarterly period. Since the company has some providers under capitation payment arrangements (which do not require a benefits payable IBNR reserve), the company has also summarized this metric excluding capitation expense. In addition, this calculation excludes the impact of the company's military services and stand-alone PDP business.

(T)

DCP fluctuates due to a number of issues, the more significant of which are detailed in this rollforward. Growth in certain product lines can also impact DCP for the quarter since a provision for claims would not have been recorded for members that had not yet enrolled earlier in the quarter, yet those members would have a provision and corresponding reserve recorded upon enrollment later in the quarter. This analysis excludes the impact of military services and Medicare stand-alone PDPs upon DCP.

(U)

The Company has included certain financial measures that are not in accordance with Generally Accepted Accounting Principles (GAAP) in its summary of financial results within this earnings press release. The company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to both management and its investors in analyzing the company's ongoing business and operating performance. Internally, management uses these non-GAAP financial measures as indicators of business performance, as well as for operational planning and decision making purposes. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

(V)

Actuarial standards require the use of assumptions based on moderately adverse experience, which generally results in favorable reserve development, or reserves that are considered redundant. When we recognize a release of the redundancy, we disclose the amount that is not in the ordinary course of business. We experienced prior year favorable reserve releases not in the ordinary course of business in both our Government and Commercial segments during 2Q10 and 1H10 primarily as a result of improvements in the claims processing environment and to a lesser extent, better than originally estimated utilization. In addition, during 2Q10, we experienced first quarter 2010 favorable reserve releases not in the ordinary course of business in both our Government and Commercial segments that did not affect year-to-date results primarily as a result of better than originally estimated utilization. We believe we have consistently applied our methodology in determining our best estimate of benefits payable.

(W)

As a result of significant reforms to the U.S. health insurance industry, a substantial portion of deferred acquisition costs associated with our individual major medical block of business was not recoverable from future income and we recorded a charge to selling, general, and administrative expense of $147.5 million during 2Q10.

S-18

CONTACT:
Humana Inc.
Investor Relations:
Regina Nethery, 502-580-3644
Rnethery@humana.com
or
Corporate Communications:
Tom Noland, 502-580-3674
Tnoland@humana.com